                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934
          Date of Report (date of earliest event reported) May 29, 1998

                             NORTH COAST ENERGY,INC.
             (Exact name of registrant as specified in its charter)
                         Commission File Number 0-18691

                             Delaware      34-1594000
         (State or other jurisdiction of incorporation or organization)
                      (IRS Employer Identification Number)


                                1993 Case Parkway
                           Twinsburg, Ohio 44087-2343
                    (Address of principal executive offices)


        Registrants telephone number, including area code: (330) 425-2330





The purpose of this filing is to make the following amendments pursuant to Item 7(a) and 7(b) financial Statements and Exhibits:


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.
              ----------------------------------

         (a)  Financial Statements of Assets Acquired
              ---------------------------------------

              Report of Independent Public Accountants
              Statements of revenues and direct operating expenses for the years ended December 31, 1995, 1996, 1997, and the three months Ended March 31, 1998 Notes to statements of revenues and direct operating expenses

       (b)    Pro Forma Financial Information
              -------------------------------

              Pro forma combined statement of operations for the year ended March 31, 1998, Pro forma combined balance sheet March 31, 1998 Notes to pro forma combined financial statements

SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


NORTH COAST ENERGY, INC.



By /s/ Tim Wagers
   --------------------------
     Tim Wagers
     Chief Financial Officer





July 10, 1998

               NORTH COAST ENERGY, INC.


               FORM 8-K
               THE KELT OHIO INTERESTS
               FINANCIAL STATEMENTS

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of North Coast Energy, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the Kelt Ohio Interests, as described in Note 1, for the years ended December 31, 1995, 1996 and 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K/A of North Coast Energy, Inc.), as described in Note 1, and are not intended to be a complete presentation of the results of operations of the Kelt Ohio Interests.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Kelt Ohio Interests, as described in Note 1, for the years ended December 31, 1995, 1996, and 1997, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP




Cleveland, Ohio,
         May 7, 1998.

                             THE KELT OHIO INTERESTS
                             -----------------------


              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
              ----------------------------------------------------




                                                                                      Three Months
                                     Year Ended      Year Ended       Year Ended      Ended March 31,
                                     December 31,    December 31,     December 31,         1998
                                        1995            1996             1997           (Unaudited)
                                     ----------       ----------       ----------       ----------

Revenues:
     Oil and gas production          $4,694,922       $4,631,339       $4,038,907       $1,040,305
     Transportation                     204,934          236,161          439,730           42,786
                                     ----------       ----------       ----------       ----------

         Total Revenues               4,899,856        4,867,500        4,478,637        1,083,091

Direct operating expenses             1,958,076        1,910,663        2,150,311          631,883
                                     ----------       ----------       ----------       ----------

Excess of revenues over direct
   operating expenses                $2,941,780       $2,956,837       $2,328,326       $  451,208
                                     ==========       ==========       ==========       ==========


   The accompanying notes are an integral part of these financial statements.

                             THE KELT OHIO INTERESTS
                             -----------------------


          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
          -------------------------------------------------------------



1.  GENERAL:
    --------

Organization
------------

The accompanying statements present the revenues and direct operating expenses of certain working and other interests in oil and gas properties and related pipelines owned by Kelt Ohio, Inc. (the "Kelt Ohio Interests") which were purchased by North Coast Energy, Inc. ("North Coast") in May, 1998. Such financial statements were derived from the historical records of the predecessor owner and represent North Coast's interest.

Basis of Presentation
---------------------

The historical financial statements reflecting financial position, results of operations, and cash flows required by generally accepted accounting principles are not presented, as such information is neither readily available on an individual property basis nor meaningful for the Kelt Ohio Interests. During the periods presented, the Kelt Ohio Interests were not accounted for as a separate entity. These statements do not include depreciation, depletion and amortization, general and administrative expenses, interest expense, federal income tax expenses, or federal income tax credits allowed under Section 29 of the Internal Revenue Code. These statements have been prepared solely as a result of the requirements of Section 3.05 of Regulation S-X of the Securities and Exchange Commission (SEC), for filing by North Coast as a part of the SEC Form 8-K/A reporting the acquisition of the subject assets. Accordingly, the accompanying financial statements are not intended to be a complete presentation of the results of operations of the Kelt Ohio Interests in conformity with generally accepted accounting principles.

Revenue Recognition
-------------------

The Kelt Ohio Interests follows the full-cost method of accounting for its oil and gas properties. Under this method of accounting, all costs incurred in the acquisition of oil and gas properties and the exploration for the development of oil and gas reserves are capitalized. Revenues are recognized when oil and gas production is sold. Direct operating expenses are accrued when services are provided.

Use of Estimates
----------------

Management has made a number of estimates and assumptions relating to the reporting of revenues and direct operating expenses to prepare the accompanying financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2. SALES TO MAJOR CUSTOMERS:
   -------------------------

For the years ended December 31, 1995, 1996 and 1997 one purchaser accounted for approximately 90% of total revenues, respectively.

3. OIL AND GAS RESERVES INFORMATION (UNAUDITED):
   ---------------------------------------------

The estimates of the Kelt Ohio Interests in proved oil and gas reserves, which are located entirely in the United States, are based on evaluations by an independent petroleum engineer and by Kelt Ohio, Inc. These reserves were estimated in accordance with guidelines established by the Securities and Exchange Commission which require that reserve reports be prepared under existing economic and operating conditions with no provision for price escalations except by contractual arrangements.

North Coast's management emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as future information becomes available.

The following unaudited table sets forth the estimated proved oil and gas reserve quantities of the Kelt Ohio Interests at December 31, 1995, 1996 and 1997:

                                                             Crude Oil              Natural Gas
                                                               (Bbls)                 (Mcfs)
                                                        ---------------------  ----------------------

PROVED RESERVES:
Balance, December 31, 1994                                      263,400              24,260,000
     Production                                                 (34,400)             (1,929,000)
     Sales                                                      (35,100)             (1,128,000)
     Revisions                                                   23,300               1,513,000
                                                        ---------------------  ----------------------

Balance, December 31, 1995                                      217,200              22,716,000
     Production                                                 (15,600)             (1,668,000)
     Revisions                                                    8,400                 448,000
                                                        ---------------------  ----------------------

Balance, December 31, 1996                                      210,000              21,496,000
     Production                                                 (11,900)             (1,480,000)
     Extensions                                                  30,600               1,084,000
     Revisions                                                    8,200               4,337,000
                                                        ---------------------  ----------------------
Balance, December 31, 1997                                      236,900              25,437,000
                                                        =====================  ======================

PROVED DEVELOPED RESERVES:
     Balance, December 31, 1995                                 208,500              22,202,000
                                                        =====================  ======================
     Balance, December 31, 1996                                 195,700              20,395,000
                                                        =====================  ======================
     Balance, December 31, 1997                                 213,000              20,664,000
                                                        =====================  ======================


The "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves" (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

Future net cash flows for the periods presented were derived from the December 31, 1995, 1996 and 1997 reserve estimates after considering historical production and drilling activities. December 31, 1995, 1996 and 1997 prices in the reserve estimates were adjusted for fixed and determinable escalations to the estimated future production less estimated future production costs based on period-end costs and future development costs. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure. Future income tax estimates are not included, as the historical tax basis of the properties is not relevant.

The standardized measure of discounted future net cash flows relating to proved oil and gas properties is as follows:

                                                             As of             As of              As of
                                                          December 31,      December 31,       December 31,
                                                              1995              1996               1997
                                                        ----------------- -----------------  -----------------

Future cash inflows                                        $71,339,000       $61,189,000        $74,558,000

Future costs:
     Production                                             36,466,000        31,410,000         33,730,000
     Development                                               450,000           711,000          3,750,000
                                                        ----------------- -----------------  -----------------
                                                            36,916,000        32,121,000         37,480,000
                                                        ----------------- -----------------  -----------------

Undiscounted future net cash flows                          34,423,000        29,068,000         37,078,000

10% discount factor                                         16,458,000        13,860,000         18,685,000
                                                        ----------------- -----------------  -----------------

Standardized measure                                       $17,965,000       $15,208,000        $18,393,000
                                                        ================= =================  =================


Changes in standardized measure of discounted future net cash flows from proved reserve quantities are as follows:

                                                           Year ended        Year ended         Year ended
                                                          December 31,      December 31,       December 31,
                                                              1995              1996               1997
                                                        ----------------- -----------------  -----------------

Standardized measure, beginning of year                     16,676,000        17,965,000         15,208,000
Extensions                                                       -                 -              2,330,000
Production                                                  (2,737,000)       (2,721,000)        (1,889,000)
Sales                                                         (986,000)            -                  -
Accretion of discount                                       (1,668,000)       (1,797,000)        (1,521,000)
Revisions of estimates, changes in price and other           6,680,000         1,761,000          4,265,000
                                                        ----------------- -----------------  -----------------

Standardized measure, end of year                           17,965,000        15,208,000         18,393,000
                                                        ================= =================  =================

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                -------------------------------------------------

The accompanying unaudited pro forma combined financial statements give effect to the purchase by North Coast of certain oil and gas properties from Kelt Ohio, Inc. (the "Kelt Ohio Acquisition") in May 1998 for approximately $16 million. The unaudited pro forma combined statement of income for the year ended March 31, 1998 was prepared as if the Kelt Ohio Acquisition had occurred on April 1, 1997, the beginning of North Coast's fiscal year. The accompanying unaudited pro forma combined balance sheet as of March 31, 1998 has been prepared as if the transaction had occurred as of that date which is North Coast's fiscal year end.

This information is not necessarily indicative of future consolidated results of operations and it should be read in conjunction with the separate historical statements and related notes of the respective entities appearing elsewhere in this Form 8-K/A.

                    NORTH COAST ENERGY, INC. AND SUBSIDIARIES
                    -----------------------------------------


                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   ------------------------------------------

                            YEAR ENDED MARCH 31, 1998
                            -------------------------
                                   (Unaudited)



                                                    North Coast        Pro Forma              North Coast
                                                    Historical        Adjustments              Pro Forma
                                                  ----------------  ----------------         ---------------

REVENUES:
     Oil and gas production                        $  3,013,929      $  4,155,463  (a)        $  7,169,392
     Drilling revenues                                2,988,371             -                    2,988,371
     Well operating transportation and other          1,622,608           465,507  (a)           2,088,115
     Administrative and agency fees                     965,724             -                      965,724
                                                  ----------------  ----------------         ---------------
                                                      8,590,632         4,620,970               13,211,602
                                                  ----------------  ----------------         ---------------

COSTS AND EXPENSES:
     Oil and gas production expenses                    840,346         2,280,608  (a)           3,120,954
     Drilling costs                                   2,516,588             -                    2,516,588
     Oil and gas operations                             652,672             -                      652,672
     General and administrative expenses              2,215,961           123,550  (b)           2,339,511
     Depreciation, depletion, amortization,
       impairment and other                           1,242,200           899,189  (c, d)        2,141,389
     Abandonment of oil and gas properties               88,947             -                       88,947
                                                  ----------------  ----------------         ---------------
                                                      7,556,714         3,303,347               10,860,061
                                                  ----------------  ----------------         ---------------

INCOME FROM OPERATIONS                                1,033,918         1,317,623                2,351,541

OTHER INCOME:
     Interest                                            62,263             -                       62,263
     Other                                                3,690             -                        3,690
     Gain on sale of property and equipment               1,609             -                        1,609
                                                  ----------------  ----------------         ---------------
                                                         67,562             -                       67,562
                                                  ----------------  ----------------         ---------------

OTHER EXPENSE:
     Interest                                           839,342         1,608,750  (e)           2,448,092
                                                  ----------------  ----------------         ---------------
                                                        839,342         1,608,750                2,448,092
                                                  ----------------  ----------------         ---------------

INCOME (LOSS) BEFORE INCOME TAXES                       262,138          (291,127)                 (28,989)

PROVISION (CREDIT) FOR INCOME TAXES:
     Current                                             12,000                 -                   12,000
     Deferred                                           (12,000)                -                  (12,000)
                                                   ----------------  ----------------         ---------------

NET INCOME (LOSS)                                  $    262,138     $    (291,127)           $     (28,989)
                                                   ================  ================         ===============

                                                     North Coast        Pro Forma              North Coast
                                                     Historical        Adjustments              Pro Forma
                                                   ----------------  ----------------         ---------------
NET LOSS, applicable to common stock (after
   preferred stock dividends paid or in arrears
   of $268,264 in 1998)                            $      (6,126)    $    (291,127)            $   (297,253)
                                                   ================  ================         ===============

BASIC AND DILUTED EARNINGS, per common share
                                                   $                                          $
                                                          (0.00)                                     (0.02)
                                                   ================                           ===============

BASIC WEIGHTED AVERAGE SHARES, outstanding
                                                      14,106,492                                 14,106,492
                                                   ================                           ===============



              See notes to pro forma combined financial statements

                    NORTH COAST ENERGY, INC. AND SUBSIDIARIES
                    -----------------------------------------


                        PRO FORMA COMBINED BALANCE SHEET
                        --------------------------------

                                 MARCH 31, 1998
                                 --------------
                                   (Unaudited)



                                                                           North Coast       Pro Forma             North Coast
                                                                           Historical       Adjustments             Pro Forma
                                                                         ----------------  ---------------       ----------------
ASSETS:
   Current assets-
     Cash and equivalents                                                  $  1,578,984    $        -              $  1,578,984
     Accounts receivable-
       Trade, net                                                             1,311,714             -                 1,311,714
       Affiliates                                                                96,011             -                    96,011
     Inventories                                                                189,223             -                   189,223
     Deferred income taxes                                                       26,000             -                    26,000
     Refundable income taxes                                                     38,000             -                    38,000
     Other, net                                                                   8,057           206,000(f)            214,057
                                                                         ----------------  ---------------       ----------------
         Total current assets                                                 3,247,989           206,000             3,453,989
                                                                         ----------------  ---------------       ----------------

Property and equipment, at cost:
     Land                                                                        93,437             -                    93,437
     Oil and gas properties                                                  25,754,748        12,828,650(f)         38,583,398
     Pipelines                                                                4,380,772         1,800,000(f)          6,180,772
     Vehicles                                                                   420,026           278,350(f)            698,376
     Disposal wells and drilling equipment                                        -               778,000(f)            778,000
     Furniture and fixtures                                                     508,417             -                   508,417
     Buildings and improvements                                                 786,689             -                   786,689
                                                                         ----------------  ---------------       ----------------
                                                                             31,944,089        15,685,000            47,629,089

Less - Accumulated depreciation, depletion, amortization and
   impairment                                                               (13,155,288)            -               (13,155,288)
                                                                         ----------------  ---------------       ----------------
                                                                             18,788,801        15,685,000            34,473,801
                                                                         ----------------  ---------------       ----------------

Other assets, net                                                               274,726         1,609,000(f)          1,883,726
                                                                         ----------------  ---------------       ----------------
                                                                             22,311,516        17,500,000            39,811,516
                                                                         ================  ===============       ================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities-
     Current portion of long-term debt                                           88,300             -                    88,300
     Accounts payable                                                         1,824,740             -                 1,824,740
     Accrued expenses                                                           250,073           100,000(f)            350,073
     Billings in excess of costs on uncompleted contracts                       302,881             -                   302,881
                                                                         ----------------  ---------------       ----------------
         Total current liabilities                                            2,465,994           100,000             2,565,994
                                                                         ----------------  ---------------       ----------------

Long-term debt, net of current portion                                        7,171,035        16,500,000(f)         23,671,035

Deferred income taxes, net                                                      335,200             -                   335,200

Other liabilities                                                                 -               900,000               900,000

                                                                           North Coast       Pro Forma             North Coast
                                                                           Historical       Adjustments             Pro Forma
                                                                         ----------------  ---------------       ----------------
Stockholders' equity:
   Preferred stock                                                                3,438             -                     3,438
   Common stock                                                                 166,129             -                   166,129
   Additional paid-in-capital                                                16,859,237             -                16,859,237
   Retained deficit                                                          (4,689,517)            -                (4,689,517)
                                                                         ----------------  ---------------       ----------------
         Total stockholders' equity                                          12,339,287             -                12,339,287
                                                                         ----------------  ---------------       ----------------
                                                                           $ 22,311,516       $17,500,000           $39,811,516
                                                                         ================  ===============       ================

              See notes to pro forma combined financial statements

                    NORTH COAST ENERGY, INC. AND SUBSIDIARIES
                    -----------------------------------------


                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                ------------------------------------------------
                                   (Unaudited)



1. PRO FORMA ADJUSTMENTS FOR THE YEAR ENDED MARCH 31, 1998:
   --------------------------------------------------------

The accompanying unaudited pro forma consolidated statement of income for the year ended March 31, 1998 has been prepared as if the transaction had occurred on April 1, 1997, the beginning of North Coast's fiscal year, and reflects the following adjustments:

(a) To record historical revenues and direct operating expenses of the Kelt Ohio Interests for the period April 1, 1997 to March 31, 1998, which reflects North Coast's fiscal year.

(b) To record additional general administrative expenses for additional payroll costs related to the Kelt Ohio Interests.

(c) To record the estimated adjustments to depreciation, depletion, amortization, impairment and other expenses attributable to the allocation of the purchase price using the successful efforts method of accounting.

(d) To record additional amortization expense on deferred financing costs associated with the related financing of the Kelt Ohio Acquisition.

(e) To record additional interest expense on the Kelt Ohio Interests purchase price of $16 million, plus other acquisition costs incurred, using North Coast's weighted average interest rate of 9 3/4%. A 1/4% per annum increase in the interest rate would increase the loss before taxes by $42,000.

2. PRO FORMA ADJUSTMENTS FOR THE KELT OHIO ACQUISITION AS OF MARCH 31, 1998:
   -------------------------------------------------------------------------

The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1998 has been prepared as if the acquisition occurred on March 31, 1998, North Coast's fiscal year end and reflecting the following adjustment:

(f) To record assets and liabilities under the purchase method of accounting based upon the purchase price of $16 million plus other acquisition costs incurred. Such purchase price has been allocated to the assets and liabilities based upon preliminary estimated fair values.